Exhibit 99.1

Contacts:
Indus International Inc.	Cameron Associates
Gary Frazier, Corporate Communications	Al Palombo, Investor Relations
770-989-4188, gary.frazier@indus.com	212-554-5488, al@cameronassoc.com

Indus Provides Update on Fiscal 2007 First Quarter Earnings
Company to Host Conference Call to Review Preliminary Results
ATLANTA, July 10, 2006 — Indus International Inc. (NASDAQ: IINT ), a leading Service Delivery Management (SDM) solution provider, today announced its preliminary earnings results for the first fiscal quarter ended June 30, 2006.
For the first quarter, the Company expects its GAAP earnings per share to be a loss in the range of $0.04 to $0.05 per fully diluted share and non-GAAP adjusted earnings per share to be a loss of approximately $0.03 per fully diluted share. Adjusted earnings per share for the quarter exclude approximately $0.01 per share of charges incurred in the quarter, comprised of approximately $11,000 of restructuring charges and benefits and approximately $600,000 of stock compensation expense. The Company reiterates its previous guidance for fiscal 2007 for non-GAAP adjusted earnings of $0.17 to $0.23 per fully diluted share, excluding an estimated $0.05 per share of charges expected to be incurred in fiscal 2007, comprised of approximately $100,000 of restructuring charges and benefits and approximately $3 million of stock compensation expense. For fiscal year 2007, the Company expects GAAP earnings of $0.12 to $0.18 per fully diluted share.
The Company reported that the loss for the quarter is due to continuing timing challenges in closing licensing deals with large organizations, which has caused lower than anticipated license fees during the quarter. Typically, license arrangements with large organizations involve longer sales cycles. Since these arrangements also involve significant license revenues for the Company, any delays in securing these deals can materially affect our financial results for a quarter. In addition, the delay in closing these license transactions has resulted in delays in the related implementation services and a shortfall in the expected consulting services for the quarter. The Company expects to report license revenue of approximately $2.6 million for the quarter.
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Indus Provides Update on Fiscal Q1’07 Results, page 2

Commenting on the update, Indus President and Chief Executive Officer Greg Dukat stated, “While we understand our many stakeholders are disappointed by the news of license closing delays, our pipeline visibility indicates that this is a timing issue. We have a handful of multi-million-dollar license transactions with large key customers where we have been selected, and we anticipate that these contracts will close in our favor in the near future. These transactions represent a significant portion of license revenue we expect in the fiscal year to achieve our unchanged annual EPS guidance. We look forward to providing a full update of our results of operations with the release of our first quarter earnings.”
The Company is currently in the process of finalizing its results for the quarter ended June 30, 2006, and the Company’s independent registered public accounting firm has not yet completed its review of the Company’s quarterly results. As such, there can be no assurance that actual GAAP and adjusted earnings per fully diluted share for the quarter ended June 30, 2006, will not be different than expected. The Company expects to report full financial results for its fiscal first quarter ending June 30, 2006, during the first week of August 2006.
Conference Call Information
The Company will hold a teleconference call today at 10:00 a.m. Eastern Time to update its shareholders on the status of the quarter.
To access the call dial 888-889-5345 a few minutes prior to the start of the call at 10:00 a.m. Eastern Time/7:00 a.m. Pacific Time. International callers dial 973-935-8516.
Note: If the number of lines allocated to the call is exhausted, the Webcast or replay should be utilized.
Internet Simulcast*:
Investor.Indus.com
*Those listening via the Internet should go to the site 15 minutes prior to register, download and install any necessary audio software.
Replay:
The teleconference will be available for replay until midnight Eastern Time, Friday, July 28, 2006, and can be accessed by dialing 877-519-4471 (international callers dial 973-341-3080)
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Indus Provides Update on Fiscal Q1’07 Results, page 3

and entering conference ID # 7600673, or the call can be accessed on the Company’s Website at Investor.Indus.com.
About Indus International
Indus is a leading Service Delivery Management (SDM) solution provider, helping clients in a broad array of industries optimize the management of their customers, workforce, spare parts inventory, tools and documentation in order to maximize performance and customer satisfaction while achieving significant cost savings. Indus customer, asset and workforce management software products, professional services and hosted service offerings improve our clients’ profitability by reducing costs, increasing capacity and competitiveness, improving service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus solutions have been purchased by more than 400 companies in more than 40 countries, representing diverse industries — including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, high tech, consumer packaged goods and more. For more information, visit our Website at http://www.indus.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains statements, estimates or projections that are not historical in nature and that may constitute “forward-looking statements” as defined under U.S. federal securities laws. These statements include, but are not limited to, estimates of GAAP earnings per share and non-GAAP adjusted earnings per share for the first fiscal quarter ended June 30, 2006, license revenue for the first quarter, as well as statements regarding the Company’s sales pipeline and competitive position and the expected timing of transaction closures. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company’s historical experience and our expectations or projections. These risks include, but are not limited to, projected growth in the emerging service delivery management market, market acceptance of our service delivery management strategy, current market conditions for our products and services, our ability to close licensing transactions for which we have been selected or we are negotiating arrangements, our ability to achieve growth in our asset management and customer management offerings, market acceptance and the success of our new products and enhancements and upgrades to our existing products, the success of our product development strategy, our competitive position, the ability to establish and retain partnership arrangements, our ability to develop our indirect sales channels, changes in our executive management team, uncertainty relating to and the management of personnel changes, the ability to realize the anticipated benefits of our restructurings, timely development and introduction of new products, releases and product enhancements, current economic conditions, heightened security and war or terrorist acts in countries of the world that affect our business, and other risks identified from time-to-time in the Company’s SEC filings. Investors are advised to consult the Company’s filings with the SEC, including its fiscal 2006 Annual Report on Form 10-K filed with the SEC, for a further discussion of these and other risks.
The information presented in this press release includes financial measures using accounting principles generally accepted in the U.S. (“GAAP”) and using adjustments to GAAP. In particular, we have shown certain GAAP measures adjusted to eliminate restructuring and settlement expenses incurred under restructuring plans over the last few years by the Company to bring its operating expenses more in line with its operations, as well as stock compensation expenses incurred during the period. We have presented such non-GAAP financial measures because our management believes that they provide meaningful information regarding those aspects of the Company’s current operating performance that it can manage. Consequently, management uses these measures in our internal reporting, planning and compensation systems and to view trends and changes in operating performance excluding the effects of certain items that do not correlate to operating expenses of the Company’s continuing operations. As a result, our public disclosure of these measures enables investors to evaluate our operating performance in a manner consistent with that used by management. We also believe that these measures are helpful for a period-to-period comparison of our results and are frequently used by securities analysts, investors and other interested parties to compare the performance of companies in our industry. These non-GAAP measures should not be used as a substitute for measures calculated in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies.
Indus is a registered trademark of Indus International Inc. Other company and product names may be trademarks of the respective companies with which they are associated.
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